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  NUMBER                        PAR VALUE $.0001                    SHARES
----------                                                        ----------
   2495
----------                                                        ----------

                           The Hidrogiene Corporation

              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

COMMON STOCK                                           CUSIP 448884 10 6
                                             SEE RESERVE FOR CERTAIN DEFINITIONS


      THIS CERTIFIES THAT




      Is the owner of

     Fully Paid and Non-Assessable Shares of Common Stock of The Hydrogiene Corporation, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
    This Certificate is not valid unless countersigned and registered by the
                         Transfer Agent and Registrar.
   Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date




/s/ Charles Kallman                               /s/ Michael N. Brette, J.D.
-------------------                               --------------------------
     President                     [SEAL]                  Secretary


Countersigned:
Florida Atlantic Stock Transfer, Inc.
7130 Nob Hill Road
Tamarac, FL 33321         Transfer agent